Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

May 22, 2023

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Southwestern Energy Company, a Delaware corporation (the “Company”) and the subsidiaries named in Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2023 under the Securities Act of 1933, as amended (the “Securities Act”), relating to securities that may be issued and sold by the Company and the Subsidiaries. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate amount of any combination of the Company’s common stock, par value $0.01 per share (the “Common Stock”), preferred stock (the “Preferred Stock”), debt securities (the “Debt Securities”), guarantees of the Company’s debt securities (the “Guarantees”) by the Subsidiaries, depositary shares (the “Depositary Shares”), warrants to purchase Common Stock, Preferred Stock or any combination thereof (the “Warrants”), purchase contracts (the “Purchase Contracts”) and units (the “Units”) to be sold by the Company (the Units collectively with the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, and Purchase Contracts, the “Securities”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, (ii) the corporate, limited liability company or operating agreements or organizational documents, as the case may be, of each Subsidiary, (iii) minutes and records of the corporate proceedings of the Company and Subsidiaries with respect to the issuance of the Securities and (iv) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and Subsidiaries and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and Subsidiaries. We have not independently established or verified any facts relevant to the opinions expressed herein but have relied upon statements and representations of the officers and other representatives of the Company and Subsidiaries.

We have also assumed that:

(i) the Registration Statement and any amendment thereto (including post effective amendments) will have become effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

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Southwestern Energy Company

May 22, 2023

(ii) if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement;

(iv) the Board of Directors of the Company (or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof) (the “Board”) and the board of directors (or equivalent thereof) of each Subsidiary and the stockholders of the Company will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v) at the time of issuance of the Securities or Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation and the Company will have the necessary organizational power and authority to issue such Securities, or Securities issuable upon conversion, exchange, redemption or exercise of any Securities, as applicable;

(vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii) a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiaries, if applicable, and the other parties thereto (each, a “Purchase Agreement”);

(viii) all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(ix) in the case of Preferred Stock, the Board will have taken all necessary corporate action to approve the issuance and terms of the shares of the series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series of Preferred Stock with the Secretary of State of the State of Delaware;

(x) in the case of Debt Securities, (a) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (b) the board of directors (or equivalent thereof) of each Subsidiary, if applicable, will have taken all necessary action (corporate or other

Southwestern Energy Company

May 22, 2023

organizational) to authorize and establish the terms of the Guarantee included in such Debt Securities, and to authorize the terms of the offering and sale of such Guarantee and related matters; (c) the indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and (d) forms of Debt Securities complying with the terms of the indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such indenture;

(xi) in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto, (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (c) such Warrants and such warrant agreement will be governed by New York law, (d) neither such Warrants nor such warrant agreement will include any provision that is unenforceable and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xii) in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to establish the terms of the Depositary Shares, including any action with respect to the Common Stock underlying such Depositary Shares, (b) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company, (c) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement, (d) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement, (e) the Common Stock underlying such Depositary Shares will be duly issued and deposited with the depositary, (f) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, (g) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable and (h) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor;

(xiii) in the case of Purchase Contracts, (a) the Board will have taken all necessary corporate action to establish the terms thereof and approve the purchase contract agreement relating thereto, (b) such Purchase Contracts will have been duly executed and delivered by the Company and the other parties thereto and (c) such Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable;

(xiv) in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities such Units include, (b) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units) and (c) any agreement or other instrument establishing such Unit or defining the rights of holders of such Unit will be governed by New York law and will not contain any provision that is unenforceable;

(xv) all Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities;

Southwestern Energy Company

May 22, 2023

(xvi) the Securities offered, as well as the terms of each of the Deposit Agreements, Purchase Agreements, or similar agreements with respect to any Securities offered, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Company or its Subsidiaries;

(xvii) the Company and its Subsidiaries will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Deposit Agreements, Purchase Agreements, or similar agreements, as applicable; and

(xviii) the Securities offered, as well as the terms of each of the Deposit Agreements, Purchase Agreements, or similar agreements with respect to any Securities offered, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. The Common Stock will, when issued, be legally issued, fully paid, and nonassessable.

2. The shares of any series of Preferred Stock, will, when issued, be legally issued, fully paid and nonassessable.

3. The Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

4. The Guarantees will, when issued, constitute legal, valid and binding obligations of the Subsidiaries, enforceable against the Subsidiaries in accordance with their respective terms and will have been duly authorized by all necessary limited liability company actions on the part of each of the Subsidiaries and constitute legal, valid and binding obligations of the Subsidiaries in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Texas Business Organizations Code and applicable federal law, each as currently in effect. We express no opinion herein with respect to the matters covered in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Southwestern Energy Company

May 22, 2023

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the internal laws of the State of New York; the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act; the Texas Business Organizations Code; or applicable federal law be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

SCHEDULE I

SUBSIDIARIES

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization
A.W. Realty Company, LLC	Texas
Angelina Gathering Company, L.L.C.	Texas
SWN Drilling Company, LLC	Texas
SWN E & P Services, LLC	Texas
SWN Energy Services Company, LLC	Texas
SWN International, LLC	Delaware
SWN Midstream Services Company, LLC	Texas
SWN Producer Services, LLC	Texas
SWN Production Company, LLC	Texas
SWN Production (Louisiana), LLC	Texas
SWN Production (Ohio), LLC	Texas
SWN Water Resources Company, LLC	Texas
SWN Well Services, LLC	Texas